EXHIBIT 35.3



                         ANNUAL STATEMENT OF COMPLIANCE


                   OFFICER'S CERTIFICATE OF THE ADMINISTRATOR

In compliance with Section 3(a) of the Administration Agreement (the "Agreement") among Nelnet Student Loan Trust 2006-1, as Issuer, Wells Fargo Delaware Trust Company, as Delaware Trustee, Zions First National Bank, as Indenture Trustee, and National Education Loan Network, Inc., as Administrator, dated as of February 1, 2006, I, Terry J. Heimes, certify that:

1. A review of the activities of the Administrator and of its performance under the Agreement during the period from February 1, 2006 through December 31, 2006 has been made under my supervision; and

    2. Based on my knowledge of such review, the Administrator has in all material respects fulfilled its obligations under the Agreement during such period.


April 2, 2007




By:     /s/ TERRY J. HEIMES
        -------------------------------
        Terry J. Heimes
        Chief Financial Officer,
        Treasurer,
        National Education Loan Network, Inc.